Exhibit 21.1
Subsidiaries of Talen Energy Corporation

Name	Jurisdiction
Brandon Shores LLC	Delaware
Brunner Island, LLC	Delaware
Buckeye CG Holdings, LLC	Delaware
Colstrip Comm Serv, LLC	Delaware
Cumulus Coin LLC	Delaware
Cumulus Data LLC	Delaware
Cumulus Digital LLC	Delaware
Cumulus Digital Holdings LLC	Delaware
Cumulus Growth Holdings LLC	Delaware
Cumulus Real Estate Holdings LLC	Delaware
Cumulus Renewables Holdings LLC	Delaware
Fort Armistead Road – Lot 15 Landfill, LLC	Delaware
Guernsey Power Station LLC	Delaware
H.A. Wagner LLC	Delaware
Holtwood, LLC	Delaware
Liberty View Power, L.L.C.	Delaware
LMBE Project Company LLC	Delaware
MC OpCo LLC	Delaware
MC Project Company LLC	Delaware
Montana Growth Holdings LLC	Delaware
Montour, LLC	Delaware
Montour CT Project LLC	Delaware
Morris Energy Operations Company, LLC	Delaware
Moxie Freedom LLC	Delaware
Nautilus Cryptomine LLC	Delaware
Newark Bay Cogeneration Partnership, L.P.	New Jersey
Newark Bay Holding Company, L.L.C.	Delaware
NorthEast Gas Generation Holdings, LLC	Delaware
Pennsylvania Mines, LLC	Delaware
Raven FS Property Holdings LLC	Delaware
Raven Lot 15 LLC	Delaware
Raven Power Finance LLC	Delaware
Raven Power Fort Smallwood LLC	Delaware
Raven Power Generation Holdings LLC	Delaware
Raven Power Group LLC	Delaware
Raven Power Property LLC	Delaware
RMGL Holdings LLC	Delaware
Sapphire Power Generation Holdings LLC	Delaware
Silverthorn Solar LLC	Delaware
Susquehanna Nuclear, LLC	Delaware
Talen Conemaugh LLC	Delaware
Talen Energy Marketing, LLC	Pennsylvania

Name	Jurisdiction
Talen Energy Services Group, LLC	Delaware
Talen Energy Services Holdings, LLC	Delaware
Talen Energy Supply, LLC	Delaware
Talen Generation, LLC	Delaware
Talen KeyCon Holdings LLC	Delaware
Talen Keystone LLC	Delaware
Talen Land Holdings, LLC	Pennsylvania
Talen MCR Holdings LLC	Delaware
Talen Montana, LLC	Delaware
Talen Montana Holdings, LLC	Delaware
Talen NE LLC	Delaware
Talen Technology Ventures LLC	Delaware
The Riverlands Recreation Area LLC	Delaware
2